Weighted Average shares Outstanding


                        Quarter Ended September 30, 1999

Shares Outstanding June 30, 1999                                      6,890,436
August 18, 1999                                                         200,046
September 30, 1999                                                      228,462
                                                                    -----------

Total shares outstanding September 30, 1999                           7,318,944
                                                                    ===========

Weighted average shares outstanding                                   6,986,419
                                                                    ===========

Net loss for the three months ended September 30, 1999              ($1,216,578)

Net loss per share                                                  ($     0.17)


                      Nine Months Ended September 30, 1999

Shares Outstanding December 31, 1998                                  3,147,186
January 31, 1999                                                        272,000
May 12, 1999                                                          2,900,000
May 17, 1999                                                            571,250
August 18, 1999                                                         200,046
September 30, 1999                                                      228,462
                                                                    -----------

Total shares outstanding September 30, 1999                           7,318,944
                                                                    ===========

Weighted average shares outstanding                                   5,195,247
                                                                    ===========

Net loss for the nine months ended September 30, 1999               ($1,904,058)

Net loss per share                                                  ($     0.37)